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INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-91391 of AES Ironwood, L.L.C. on Form S-4 of our report dated January 31, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.





/s/ Deloitte & Touche LLP


McLean, Virginia
March 28, 2000